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                                                              PRELIMINARY FILING
                       PARAMETRIC TECHNOLOGY CORPORATION
                 PROXY FOR 1997 ANNUAL MEETING OF STOCKHOLDERS
                               FEBRUARY 13, 1997

  The undersigned, having received notice of and the Proxy Statement relating to the 1997 Annual Meeting of Stockholders to be held on February 13, 1997, at 9:00 a.m. at 128 Technology Drive, Waltham, MA 02154, and revoking all prior proxies, hereby appoint(s) Edwin J. Gillis and Martha L. Durcan, and each of them acting singly, with full power of substitution, as proxies to represent and vote on behalf of the undersigned, as designated below, all shares of common stock, $
 .01 par value per share, (the "Common Stock") of Parametric Technology Corporation (the "Company") which the undersigned would be entitled to vote if personally present at the 1997 Annual Meeting of Stockholders and any adjournment or adjournments thereof (the "Annual Meeting"). IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

1. Election of directors NOMINEES: Donald K. Grierson, Oscar B. Marx, III and Noel G. Posternak

    [ ]  FOR     [ ]  WITHHELD
    For, except vote withheld from the following nominee(s):
                                                            -------------------
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2.  To approve an amendment to the Company's Articles of Organization to increase the number of authorized shares of the Company's Common Stock from 215,000,000 to 350,000,000.

    [ ]  FOR     [ ]  AGAINST   [ ]  ABSTAIN

3.  To approve the Company's 1997 Incentive Stock Option Plan.

    [ ]  FOR     [ ]  AGAINST   [ ]  ABSTAIN


  This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. IF A CHOICE IS NOT SPECIFIED WITH RESPECT TO ANY PROPOSAL LISTED ABOVE, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL. Attendance of the undersigned at the Annual Meeting will not be deemed to revoke this Proxy unless the undersigned shall revoke this Proxy in writing and shall vote in person at the Annual Meeting.

    EACH STOCKHOLDER SHOULD SIGN THIS PROXY PROMPTLY AND RETURN IT IN THE ENCLOSED ENVELOPE. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.
                                 Date:
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                                 PLEASE SIGN NAME(S) EXACTLY AS APPEARING ON
                                 YOUR STOCK CERTIFICATE. IF SHARES ARE HELD
                                 JOINTLY, EACH JOINT OWNER SHOULD PERSONALLY
                                 SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR,
                                 ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.